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                                                                   EXHIBIT 99.1

                             TALARIAN CORPORATION

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                       , 2002

This proxy is solicited on behalf of the board of directors of Talarian
                                  Corporation

   The undersigned hereby appoints      and      , or either of them, as
proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share, of Talarian Corporation, held of record by the undersigned
on      , 2002, at the Annual Meeting of Stockholders to be held
at      on      , 2002, at      a.m., Pacific Standard Time, and at any
adjournment or postponement of the Annual Meeting, with all powers that the undersigned would have if personally present.

1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 4, 2002, AMONG TIBCO SOFTWARE INC., PANTHER ACQUISITION CORP., AND TALARIAN CORPORATION, AND THE MERGER CONTEMPLATED BY THAT AGREEMENT PURSUANT TO WHICH TIBCO SOFTWARE INC. WILL ACQUIRE ALL OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF TALARIAN CORPORATION.

 [_]  FOR                  [_]  AGAINST              [_]  ABSTAIN

2. ELECTION OF TWO CLASS II DIRECTORS, EACH TO SERVE UNTIL THE EARLIER OF THE EXPIRATION OF A THREE YEAR TERM (OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED OR UNTIL HIS EARLIER RESIGNATION OR REMOVAL) OR THE CONSUMMATION OF THE MERGER.

[_] FOR all nominees listed        [_] WITHHOLDING AUTHORITY
    below (except as indicated         to vote for all nominees
    to the contrary below)             listed below

Nominees:  Paul D. Callahan
           Brian T. Horey          Instruction: To withhold authority to vote for
                                                any individual nominee, write that
                                                nominee's name in the space
                                                provided below.

                                   ------------------------------------

                                   ------------------------------------

3. RATIFICATION OF THE SELECTION OF KPMG LLP AS TALARIAN CORPORATION'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

 [_]  FOR                  [_]  AGAINST              [_]  ABSTAIN

 IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING.

                 (Continued and to be signed on reverse side)

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                          (Continued from other side)

The board of directors recommends that you vote FOR the proposal to approve and adopt the merger agreement and the merger, FOR the election of the two nominees identified in Proposal No. 2 and FOR Proposal No. 3.

   THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF ALL PROPOSALS BEFORE THE STOCKHOLDERS, OR, IN THE CASE OF PROPOSAL NO. 2, AS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.


             -----------------------------------------------------
             (Print Stockholder(s) name)

             -----------------------------------------------------
             (Signature(s) of Stockholder or Authorized Signatory)

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             Dated: ______________________________________________


Please sign exactly as your name(s) appear(s) on your stock certificate(s). If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by an authorized officer of the corporation who should state his or her title. If the shares of stock are held of record by a partnership, the proxy should be executed by an authorized person of the partnership who should state his or her title. Executors, administrators, trustees or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
        ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.